UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2015

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2811 Cahuenga Blvd. West, Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

(323) 472-5461

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Peter Adderton Resignation; Separation Agreement

On January 15, 2015, Peter Adderton, director of Mandalay Digital Group, Inc. (the "Company") since December 2011, tendered his resignation from the Company's board of directors (the "Board") effective as of January 16, 2015. Mr. Adderton also tendered his resignation as Chief Innovation Officer, a post he has held since October 2014. Mr. Adderton confirmed that such resignation is not because of a disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with his resignation, the Company and Mr. Adderton entered into a Separation Agreement on January 15, 2015. Other than a payment equal to one-half (1/2) the amount of Mr. Adderton’s unused vacation days and accrued but unpaid salary and reimbursable expenses through the separation date, no cash payment is being or is required to be made under the Separation Agreement. The Separation Agreement also vested and terminated the repurchase rights on 602,500 shares (subject to minor reduction) of issued and outstanding Company restricted common stock previously awarded to Mr. Adderton pursuant to his 2011 Employment Agreement; provided, that 227,500 of such shares remain subject to repurchase rights in connection with certain limited indemnities provided by Mr. Adderton. In addition, 250,000 stock options that could have vested during the second year of Mr. Adderton’s 2013 employment agreement were cancelled. Mr. Adderton waived all severance benefits including bonus and incentive compensation contemplated by his 2013 Employment Agreement and any other agreement with the Company. The Separation Agreement contains customary representations and covenants and provides for certain releases and indemnities by Mr. Adderton.

The parties also entered into a Lock-Up Agreement which covers all shares of Company stock (or vested options) owned by Mr. Adderton. The Lock-Up Agreement expires, subject to certain exceptions, as follows: If the Appia transaction is consummated on or before April 30, 2015 (or, if Appia and the Company have mutually agreed to extend the outside date to consummate the transaction, on or before the extended date by which the transaction is consummated, but not later than May 31, 2015), then the Lock-Up Agreement will expire six (6) months after such date of consummation; and if the Appia transaction has not been consummated on or before May 31, 2015, then the Lock-Up Agreement will expire at midnight on May 31, 2015; provided, that the Lock-Up Agreement will expire as to 400,000 shares of Company common stock currently held by Mr. Adderton upon the earlier to occur of (x) seven (7) days after the consummation of the Appia transaction and (y) two trading days after the Company’s public announcement of revenue guidance with respect to the Company and Appia on a combined basis.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the Separation Agreement attached hereto as exhibit 10.1 to this Current Report on Form 8-K.

2

William G. Stone III Appointment

Effective January 16, 2015, William Stone, who became the Company's Chief Executive Officer in October 2014, will join the Board to fill the vacancy created by Mr. Adderton's resignation from the Board. Mr. Stone's term will end as of the Company’s 2015 annual meeting of stockholders and he has been nominated for re-election by our stockholders at the annual meeting.

There are no arrangements or understandings between Mr. Stone and any other persons pursuant to which Mr. Stone was selected as a director except that Mr. Stone was named as a new director-elect in our preliminary proxy statement filed with the Securities and Exchange Commission on December 3, 2014.

(d)

The disclosure in Item 5.02(b) above entitled "William Stone Appointment" is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation, as amended, to change its name from Mandalay Digital Group, Inc. to Digital Turbine, Inc. The name change is effective as of 12:01 a.m. on January 20, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015.
10.1	Separation Agreement between Mandalay Digital Group, Inc. and Peter A. Adderton entered into as of January 15, 2015

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: January 16, 2015	By:	/s/ Andrew Schleimer
Andrew Schleimer Executive Vice President and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015.
10.1	Separation Agreement between Mandalay Digital Group, Inc. and Peter A. Adderton entered into as of January 15, 2015

5